EXHIBIT 10.28

                    [Material marked with an asterisk has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.]

                                LICENSE AGREEMENT

     THIS AGREEMENT is made as of the 9th day of May, 2001, in New York, New York, by and between the Major League Baseball Players Association, an unincorporated association under the laws of the State of New York, with offices at 12 E. 49th Street, New York, New York 10017 (hereinafter "MLBPA"), and Ultimate Sports Entertainment, Inc. a Delaware corporation, with offices located at 2444 Wilshire Blvd., Suite 414, Santa Monica, CA 90403 (hereinafter "Licensee").

     WHEREAS, MLBPA is acting on behalf of all of the active baseball players of the National League and the American League who have entered into a Commercial Authorization Agreement with the MLBPA (hereinafter "players"), and who, upon being polled by the MLBPA, have not indicated they have granted a license for products which would conflict with the license granted herein; and

     WHEREAS, MLBPA in such capacity has the right to negotiate this Agreement and to grant rights in and to the logo, name and symbol of MLBPA identified in Schedule A hereto (the "Trademarks"), and the names, nicknames, numbers, likenesses, signatures, pictures, playing records, and/or biographical data of each player described in Schedule A hereto as part of a group (hereinafter "the Rights"); and

     WHEREAS, Licensee desires to use the Rights and/or the Trademarks on or in association with the manufacture, offering for sale, sale, advertising, promotion, and distribution of certain products identified in Schedule B (the "Licensed Products") in the countries identified in Schedule B (the "Licensed Territory"); and

     WHEREAS, MLBPA is willing to grant Licensee such right to use the Rights and/or the Trademarks on the Licensed Products in the Licensed Territory in accordance with the terms and conditions recited herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, it is hereby agreed as follows:

     1.   GRANT

          (a) MLBPA hereby grants to Licensee and Licensee hereby accepts the non-exclusive, non-transferable, non-assignable license, without the right to grant sublicenses, to use the Rights and Trademarks solely within the Licensed Territory on the Licensed Products and/or in association with the manufacture, offering for sale, sale, advertising, promotion, shipment and distribution of the Licensed Products to jobbers, wholesalers and distributors for sale, shipment and distribution to retail stores and merchants and/or to retail stores and merchants for sale, shipment and distribution direct to the public. Licensee shall not knowingly permit the Licensed Products to be sold or distributed outside of the Licensed Territory.

          (b) MLBPA represents and warrants that it has the authority to grant the rights licensed herein. MLBPA makes no representation that it has the authority to grant, nor does it grant herein, the right to utilize team symbols, insignias or logos, or the name, symbol, or logo of any other licensee of MLBPA, or reproductions of any products produced by or for any other licensee of MLBPA. Accordingly, it is understood by the parties hereto that if any of the foregoing are to be utilized in connection with the exercise of the license granted hereunder, including without limitation the likenesses of players utilizing team logos, symbols or insignias, it will be the responsibility of Licensee to obtain all necessary permissions for the use of such material.

          (c) Unless specifically authorized in advance by MLBPA in writing, Licensee agrees to utilize with equal prominence the names and likenesses of a minimum of one hundred (100) players or, at MLBPA's direction, a minimum of five
(5) players per Major League team, on Licensed Products during the initial License Period (as defined herein) and during each additional License Period, if any, as provided herein. Licensee must provide the MLBPA with thirty (30) days' written notice of the names of all players Licensee intends to use on the Licensed Products prior to manufacture of such Licensed Products, and Licensee may not use the name or likeness of any player on the Licensed Products without the prior written consent of MLBPA, which shall not be unreasonably withheld.

          (d) The license granted by MLBPA to Licensee hereunder does not include the right to, and Licensee shall not in any manner, use (or purport to grant others the right to use) the Trademarks or the Rights for the purpose, in whole or in part, of promoting any service or product other than the Licensed Products. Nor does this license convey the right to feature or highlight any individual player apart from the group. In the event Licensee is interested in highlighting any player or in securing the personal endorsement or services of any player, Licensee understands and agrees that such will require the personal approval of the individual player involved and a separate payment to such player, through the MLBPA, independent of and in addition to all payments due to the MLBPA pursuant to this Agreement.

          (e) Nothing contained in Section 1(d) above shall prevent Licensee from utilizing the names and/or likenesses of the players in a non-endorsement and/or non-testimonial manner in connection with the packages, cartons, advertising, point-of-sale and/or promotional materials for the Licensed Products (the "Promotional and Packaging Material") or require any separate payment in connection therewith; provided, however, that unless specifically authorized otherwise in advance by MLBPA in writing, the names and/or likenesses of a minimum of eight (8) such players are utilized with equal prominence on the Promotional and Packaging Material for all Licensed Products during the initial License Period and during each additional License Period, if any, as provided herein; and Licensee agrees to rotate the players who are utilized in connection with such materials so as not to highlight any particular player or group of players to the exclusion of others.

          (f) All rights not expressly granted to Licensee in this Agreement are specifically reserved to MLBPA.

     2.   TERM AND OPTIONS

          (a) This Agreement shall be effective and shall continue for the License Period set forth on Schedule B, unless sooner terminated pursuant to a provision of this Agreement.

          (b) MLBPA hereby grants to Licensee two (2) separately exercisable options (the "Options") to extend the term of this Agreement for additional one-year periods ("Second and Third License Periods," respectively). In order to exercise each of the two Options, Licensee must provide MLBPA with written notice of its intention to exercise each such Option and such written notice must be received by MLBPA no earlier than one hundred twenty (120) days and no later than ninety (90) days prior to the expiration of the License Period then in effect. The attempted exercise of any Option shall be void and of no effect if Licensee (i) has breached or is then in breach of any of its obligations under this Agreement, or (ii) fails during any License Period to make Net Sales sufficient to generate Actual Royalties equal to or greater than the Guaranteed Minimum Royalties as defined herein, or (iii) fails to make full and timely royalty payments as provided herein. Licensee's performance in each License Period shall be pursuant to the same terms and conditions recited in this Agreement.

     3.   ROYALTIES

          (a) Licensee agrees to pay MLBPA a royalty at the percentage set forth on Schedule B based on Net Sales (as defined in Subsection 3(b) below) of the Licensed Products employing the Rights and/or the Trademarks by Licensee (the "Actual Royalty"). Such Actual Royalty shall accrue when the Licensed Products are sold, shipped, distributed, billed and/or paid for, whichever occurs earlier, to a third party not affiliated with Licensee. For purposes of this Agreement, "affiliated" means related in any manner through direct or indirect ownership or control and includes joint venture arrangements.

          (c) "Net Sales" shall mean gross sales to third parties not affiliated with Licensee at Licensee's regular wholesale price, less returns actually credited. No other deductions shall be permitted. For example, there shall be no deductions made for other discounts, commissions, uncollectible accounts, taxes, fees, assessments, impositions, payments or expenses of any kind which may be incurred or paid by Licensee in connection with the royalty payments due to MLBPA hereunder, or for any costs incurred in the manufacture, offering for sale, sale, advertising, promotion, shipment, distribution and/or exploitation of the Licensed Products.

          (d) Actual Royalty payments shall be made by Licensee to MLBPA on all Licensed Products sold, shipped and/or distributed by Licensee, even if not billed (such as in the case of introductory offers, samples, promotions and the like and sales, shipments and/or distributions to individuals and/or companies which are affiliates or subsidiaries of Licensee), or if billed at less than Licensee's usual price for such Licensed Products, based upon Licensee's usual Net Sales price for such Licensed Products sold to third parties not affiliated with Licensee in the course of Licensee's normal distribution, shipment and sales activities.

          (e) Where the billed price for any Licensed Products is less than the usual Net Sales price for such Licensed Products sold to third parties not affiliated with Licensee in the course of Licensee's normal distribution, shipment and sales activities, the Actual Royalty payment shall be based upon Licensee's usual Net Sales price.

          (f) For each License Period of this Agreement, Licensee agrees to pay MLBPA a non-refundable guaranteed minimum royalty in the amount(s) and in the manner set forth on Schedule B (the "Guaranteed Minimum Royalty"). Such Guaranteed Minimum Royalty shall be paid in equal quarterly installments as set forth on Schedule B, with the first such payment due immediately upon execution of this Agreement. If, upon termination or expiration of this Agreement or any License Period thereof, the total royalties paid and/or payable by Licensee to MLBPA during each such License Period is less than the Guaranteed Minimum Royalty, Licensee shall immediately pay the amount of such difference to MLBPA. Actual Royalty payments based on Net Sales made during any Term of this Agreement shall be credited against the Guaranteed Minimum Royalty due for the License Period in which such Net Sales were made.

     4.   STATEMENTS AND PAYMENTS

          (a) Licensee shall deliver to MLBPA, at its offices in New York, New York, or to such other address as MLBPA may direct, on the fifteenth (15th) day following the end of each calendar quarter during any License Period of this Agreement, and on the fifteenth (15th) day of the month following termination or expiration of this Agreement, a complete and accurate statement of its Net Sales of Licensed Products, differentiated by country and product category, for the immediately preceding calendar quarter (or portion thereof) (the "Royalty Period"). Said statement shall be certified as accurate by an officer of Licensee and shall include information as to the stock number, item description, quantity shipped, and gross selling price of the Licensed Products shipped, distributed and/or sold by Licensee during the Royalty Period, information as to quantity discounts given and returns actually credited, computation of Net Sales and royalty due, and any other information MLBPA may from time to time reasonably request. Such statements shall be furnished to MLBPA whether or not any Licensed Products have been shipped, distributed and/or sold, and whether or not Actual Royalties have been earned during the Royalty Period. Statements shall be in a form acceptable to MLBPA and consistent with Schedule C hereto.

          (b) The amount in United States dollars shown in Licensee's royalty statements as being due MLBPA shall be paid simultaneously with the submission of such statements. In the event that the amount credited for returns during any Royalty Period exceeds Licensee's royalty obligation to MLBPA for such period, Licensee may use such amount as a credit against future royalty obligations of Licensee during the Term of this Agreement. In no event, however, shall the amount credited for returns during any Royalty Period be used upon termination or expiration of this Agreement as a credit against past royalty obligations of or royalty payments made by Licensee. In no circumstances shall MLBPA be obligated to pay any amount to Licensee upon termination or expiration of this Agreement on account of credits accrued by Licensee for returns.

          (c) Licensee's royalty statements and all amounts payable to MLBPA by Licensee shall be submitted to:

                    Major League Baseball Players Association
                    12 E. 49th Street
                    New York, NY 10017

or such other address as the MLBPA may direct.

          (d) The receipt and/or acceptance by MLBPA of any of the statements furnished or royalties paid hereunder to MLBPA (or the cashing of any royalty checks paid hereunder) shall not preclude MLBPA from questioning the correctness thereof at any time and, in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified by Licensee and the appropriate payment shall be made by Licensee.

          (e) All payments made hereunder shall be in United States dollars drawn on a United States bank, unless otherwise specifically agreed upon by the parties.

          (f) Time is of the essence with respect to all payments to be made hereunder by Licensee. Interest at a rate of the lesser of one and one-half percent (1 1/2%) per month or the maximum rate allowed by law, compounded daily, shall accrue on any amount due MLBPA hereunder from and after the date upon which the payment is due until the date of receipt of payment.

     5.   AUDIT

          (a) Licensee agrees to keep accurate books of account and records at its principal place of business covering all transactions relating to the license granted herein and pertaining to the items required to be shown in the Licensee's royalty statements to be submitted pursuant hereto, including without limitation, invoices, correspondence, banking, financial and other records. MLBPA and its duly authorized representatives shall have the right, upon reasonable notice, at all reasonable hours of the day, to audit Licensee's books of account and records, and all other documents and material in the possession or under the control of Licensee, with respect to the subject matter and the terms of this Agreement and to make copies and extracts thereof. In the event that any such audit reveals an underpayment by Licensee, Licensee shall immediately upon demand remit payment to MLBPA in the amount of such underpayment plus interest calculated at the rate of the lesser of one and one-half percent (1 1/2%) per month or the maximum rate allowed by law, compounded daily, calculated from the date such payment(s) were actually due until the date such payment is actually made. In the event that any such underpayment is greater than Five Thousand Dollars ($5,000), or two percent (2%) of the royalties due for the period audited, whichever is less, Licensee shall reimburse MLBPA for the costs and expenses of such audit.

          (b) All books of account and records of Licensee covering all transactions relating to the license granted herein shall be retained by Licensee for at least two (2) years after the expiration or termination of this Agreement for possible inspection by MLBPA.

     6.   QUALITY, NOTICES, APPROVALS, AND SAMPLES

          (a) The Licensed Products and the Promotional and Packaging Material shall be of high quality in design, material and workmanship so as to be suited to the favorable advantage, protection and enhancement of the Trademarks and the Rights, in no event shall be of lesser quality than the best quality of similar products and promotional, advertising, and packaging material presently shipped, distributed, sold and/or used by Licensee in the Licensed Territory, shall be safe and suitable for their intended purpose, and shall be manufactured, sold and/or distributed in full conformance with all applicable laws and regulations.

          (b) Licensee may not manufacture, use, offer for sale, sell, advertise, promote, ship and/or distribute any Licensed Products, or any Promotional and Packaging Material relating to the Licensed Products, until it has received written approval of same in the manner provided herein from MLBPA. Such approval shall not be unreasonably withheld. Should MLBPA fail to approve in writing any of the submissions furnished it by Licensee within fourteen (14) business days from the date of submission thereof, such failure shall be considered to be a disapproval thereof.

          (c) Before commencing or authorizing third parties to commence the design or development of Licensed Products or Promotional and Packaging Material which have not been previously approved in writing by MLBPA, Licensee shall submit at its own cost to MLBPA, for approval, a written description of the concept of such Licensed Product and/or Promotional and Packaging Material, including full information on the nature and function of the proposed item and a general description of how the Rights and/or the Trademarks and other material will be used thereon. Licensee shall next submit at its own cost to MLBPA, for approval, complete layouts and descriptions of the proposed Licensed Products and/or Promotional and Packaging Material showing exactly how and where the Rights and the Trademarks and all other artwork and wording will be used. Thereafter, Licensee shall submit at its own cost to MLBPA, for approval, pre-production models or prototype samples of the proposed Licensed Products and/or Promotional and Packaging Material. Finally, Licensee shall submit at its own cost to MLBPA, for approval, actual proofs or final pre-production samples of the proposed Licensed Products and/or Promotional and Packaging Material. Licensee shall not proceed beyond any of the above stages where approval is required without first securing the express written approval of MLBPA.

          (d) Upon commencement of manufacture, shipment and distribution of the Licensed Products and/or Promotional and Packaging Material relating to the Licensed Products after all required approvals have been given by MLBPA, Licensee shall submit, at its own cost, to MLBPA an additional twelve (12) sets of the Licensed Products and two (2) sets of the Promotional and Packaging Material.

          (e) MLBPA may periodically during any License Period of this Agreement require that Licensee submit to MLBPA, at no cost to MLBPA, up to twelve (12) additional sets of the Licensed Products, and the Promotional and Packaging Material relating to the Licensed Products, for subsequent review of the quality of and copyright and trademark usage and notice on same and for any other purpose that MLBPA deems appropriate.

          (f) After the required approval has been secured from MLBPA pursuant to Section 6(c) above, Licensee shall not depart from the specifications, quality or appearance thereof in any material respect without first obtaining the express written approval of MLBPA. Licensee shall make submissions to MLBPA and obtain approvals in the manner required above each time new or revised concept, layouts, descriptions, artwork, models, prototype samples and/or production samples are created, developed and/or adopted by and/or for Licensee.

          (g) Subject to reasonable obligations of confidentiality by MLBPA, to assure that the provisions of this Agreement are being observed, Licensee agrees that it will allow MLBPA or its designees to enter Licensee's premises and/or the premises where the Licensed Products are being manufactured during regular business hours, and upon reasonable notice, for the purpose of inspecting the Licensed Products and the Promotional and Packaging Material relating to the Licensed Products and the facilities in which the Licensed Products are being packaged.

          (h) In order to ensure that the Licensed Products and the Promotional and Packaging Materials are manufactured, offered for sale, sold, advertised, promoted, shipped and/or distributed as set forth herein, in the event that the quality standards and/or trademark and copyright usage and notice requirements herein referred to are not met, or in the event that said quality standards and/or trademark and copyright usage and notice requirements are not maintained throughout the period of manufacture, offering for sale, sale, advertising, promotion, shipment and/or distribution of any Licensed Products hereunder, then, in addition to any other rights available to MLBPA under this Agreement or otherwise, upon receipt of written notice from MLBPA, Licensee shall immediately discontinue any and all manufacture, offering for sale, sale, advertising, promotion, shipment and distribution of such Licensed Products and/or Promotional and Packaging Material in connection with which the said quality standards and/or trademark and copyright usage and notice requirements have not been met.

     7.   ARTWORK

          (a) The form and content of all artwork for use in any media shall be subject to the express written approval of MLBPA prior to its use by Licensee in connection with the Licensed Products. If Licensee desires to use artwork previously approved by MLBPA on a different Licensed Product or on different Promotional and Packaging Material, Licensee shall first submit samples of such proposed use to MLBPA for approval thereof.

          (b) Except as provided in Section 18(c) of this Agreement, notwithstanding any rights otherwise granted to Licensee by state or federal trademark or copyright laws or otherwise, Licensee shall not without express written permission of MLBPA directly or indirectly use, or authorize others to use, in any manner whatsoever, any of the artwork or designs or other material involving the Rights and/or Trademarks, or any reproductions thereof, following the expiration or termination of this Agreement, notwithstanding their invention or use by Licensee, and Licensee shall destroy all such artwork and/or designs and/or other material and furnish to MLBPA satisfactory evidence of their destruction.

     8.   OWNERSHIP OF RIGHTS

          (a) It is understood and agreed that MLBPA is the sole and exclusive holder of all right, title and interest in and to the Rights and/or the Trademarks for the duration of this Agreement.

          (b) Nothing contained in this Agreement shall be construed as an assignment to Licensee of any right, title and/or interest in or to the Rights and/or the Trademarks, it being understood that all right, title and interest relating thereto are expressly reserved by MLBPA except for the rights being licensed hereunder.

          (c) No license is being granted hereunder for any purpose or as to any products, services or material other than the Licensed Products and only in the Licensed Territory. MLBPA reserves for such use as it may determine all rights of any kind other than the rights herein licensed to Licensee.

          (d) Licensee shall not use the Rights and/or the Trademarks other than as permitted herein and, in particular, shall not incorporate the Rights and/or the Trademarks in Licensee's corporate or business name in any manner whatsoever. Licensee agrees that in using the Rights and Trademarks, it will in no way represent that it has any rights, title and/or interest in and/or to the Rights and/or the Trademarks other than those expressly granted under the terms of this Agreement. Licensee further agrees that it will not use and/or authorize the use, either during or after the term of this

Agreement, of any configuration, trademark, trade name or other designation confusingly similar to the Rights and/or any of the Trademarks.

          (e) Notwithstanding any rights otherwise granted to Licensee by state or federal trademark or copyright laws or otherwise, Licensee shall not without express written permission of MLBPA directly or indirectly use, or authorize others to use, in any manner whatsoever, any artwork or designs or other material involving the Rights and/or Trademarks, or any reproductions thereof following the expiration or termination of this Agreement, notwithstanding their invention or use by Licensee, and Licensee shall destroy all such artwork and/or designs and/or other material and furnish to MLBPA satisfactory evidence of their destruction.

     9.   GOODWILL AND PROMOTIONAL VALUE

          (a) Licensee recognizes the value of the goodwill associated with the Rights and/or the Trademarks and acknowledges that the Rights and/or the Trademarks, and all rights therein and the goodwill pertaining thereto, belong exclusively to MLBPA. Licensee further recognizes and acknowledges that the Rights and/or the Trademarks have acquired secondary meaning in the mind of the public. Licensee agrees that during any License Period of this Agreement, or thereafter, it will not dispute or attack the title or any rights of MLBPA in and to the Rights and/or the Trademarks or the validity of the license granted herein.

          (b) Licensee agrees that its use of the Rights and/or the Trademarks shall inure to the benefit of MLBPA and that Licensee shall not, at any time, acquire any rights in the Rights and/or the Trademarks by virtue of any use it may make of the Rights and/or of the Trademarks. Licensee hereby assigns to MLBPA any and all trademarks and trademark rights in the Trademarks and/or Rights created by such use, together with the goodwill of the business in connection with which such Trademarks are used.

          (c) Licensee acknowledges that MLBPA is entering into this Agreement not only in consideration of the royalties paid hereunder but also in recognition of the intrinsic benefit to proper maintenance of the reputation of MLBPA and the players as a result of the manufacture, offering for sale, sale, advertising, promotion, shipment and distribution of the Licensed Products by Licensee in accordance with the provisions of this Agreement. Licensee therefore acknowledges that its failure to manufacture, offer for sale, sell, advertise, promote, ship and distribute the Licensed Products in accordance with the provisions of this Agreement, including without limitation its obligations to protect and enhance the value of the Trademarks and the Rights, will result in immediate and irreparable damage to MLBPA in connection with promotion of the Rights and/or the Trademarks and/or to its members, and that there will be no adequate remedy at law for the failure by Licensee to abide by such provisions of this Agreement. Accordingly, Licensee agrees that in the event of any breach by Licensee, in addition to all other remedies available to it hereunder, MLBPA may at its sole option commence an action in any court having jurisdiction or an arbitration proceeding, and shall be entitled to injunctive relief against any such breach as well as such other relief as any arbitrator(s) or court with jurisdiction may deem just and proper.

     10.  PROMOTIONAL CONTRIBUTION

          (a) Licensee agrees to spend a minimum of $5,000 annually on marketing MLBPA Licensed Product to the trade and consumers and/or on the promotion of Major League baseball players.

          (b) The expenditure of marketing funds is in addition to any royalty payments paid by Licensee pursuant to this Agreement. Expenditures may include, but not be limited to:

               (1) Television, radio and print advertising in hobby and non-hobby publications;

               (2)  MLBPA integrated retail programs;

               (3) Participation in MLBPA Players Choice catalogues, brochures and advertisements created by MLBPA which includes Licensee's products;

               (4) Participation and support of MLBPA Player merchandising point of sale materials;

               (5) Sponsorship of player appearances at industry functions which meet the above-mentioned objectives;

               (6) Sponsorship of Players Choice Awards, Big League Challenge, or other MLBPA events;

               (7) Advertising and promotion in connection with MLB Players Choice programs including but not limited to, www.bigleaguers.com, the Street and Smith's Baseball Annual and other cooperative programs;

               (8)  Other youth-oriented programs proposed by Licensee.

     11.  TRADEMARK AND COPYRIGHT PROTECTION

          (a) The license granted herein is conditioned upon Licensee's full and complete compliance with the provisions of the trademark and copyright laws of the United States and any foreign country or countries in the Licensed Territory.

          (b) Licensee agrees to permanently affix to all Licensed Products and all Promotional and Packaging Material the MLBPA logo and appropriate legends, markings and/or notices as required by MLBPA, to give appropriate notice to the consuming public of MLBPA's right, title and interest therein. Licensee agrees that, unless otherwise specified in writing by MLBPA, each usage of the Trademarks shall be followed by either the TM or the (C) Trademark Notice symbol, as appropriate, and the following legends shall appear at least once on each Licensed Product and on each piece of Promotional and Packaging Material:

                             Copyright or (C) MLBPA

Licensee also shall include on the Licensed Products, and on each piece of Promotional and Packaging Material, the following notice:

                              Official Licensee --
                    Major League Baseball Players Association

          (c) Licensee agrees that it will not use, distribute or sell any Licensed Products or distribute any Promotional or Packaging Materials which do not carry notices meeting the requirements of this Agreement.

          (d) Licensee shall use no other markings, legends and/or notices on or in association with the Licensed Products or on or in association with the Promotional and Packaging Material other than those specified above and such other markings, legends and/or notices as may be specified by MLBPA, without first obtaining MLBPA's express written approval.

          (e) MLBPA has the right, but not the obligation, to obtain at its own cost, appropriate trademark and copyright protection for the Rights and/or the Trademarks in association with the Licensed Products in any and all countries of the Licensed Territory, in the name of MLBPA or in the name of any third party selected by MLBPA.

          (f) Licensee shall keep appropriate records (including copies of pertinent invoices and correspondence), and advise MLBPA, relating to the dates when each of the Licensed Products is first placed on sale or sold in each country of the Licensed Territory, and the dates of first use in each country of each different Trademark and/or of the Rights on the Licensed Products and Promotional and Packaging Material. If requested to do so by MLBPA, Licensee also agrees to supply MLBPA with samples, facsimiles or photographs of the trademark usages in question and other information which will enable MLBPA to complete and obtain trademark applications or registrations, or to evaluate or oppose any trademark or design applications, registrations, or uses of third parties.

          (g) Licensee agrees that it shall not at any time within the Licensed Territory or anywhere else in the world apply for any copyright or trademark protection which would affect MLBPA's ownership of any rights in the Rights and/or the Trademarks, nor file any document with any governmental authority or assert directly or indirectly any right or take any other action which could affect MLBPA's ownership of the Rights and/or the Trademarks, or the publicity rights of the players, or knowingly aid or abet anyone else in doing so.

          (h) Licensee agrees to cooperate in all reasonable respects with MLBPA in protecting and defending the Rights and/or the Trademarks. In the event Licensee becomes aware of any claim or problem arising with respect to the protection of the Rights and/or the Trademarks in the Licensed Territory, Licensee shall promptly advise MLBPA in writing of the nature and extent of same. MLBPA has no obligation to take any action whatsoever in the event that any claim or problem arises with respect to the protection of the Rights and/or the Trademarks.

     12.  INFRINGEMENTS

          (a) Licensee agrees to cooperate with MLBPA in the enforcement of MLBPA's right in the Rights and/or the Trademarks. Licensee agrees to notify MLBPA in writing of any infringements or imitations by third parties of the Rights, the Trademarks, the Licensed Products and/or the Promotional and Packaging Material which may come to Licensee's attention. MLBPA shall have sole right to determine whether or not any action shall be taken on account of any such infringement or imitation. MLBPA, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of Licensee, or join Licensee as a party thereto; provided, however, that Licensee shall not be required to incur more than nominal out-of-pocket expense as a consequence of being joined as a party by MLBPA. Licensee agrees not to contact any third party, not to make any demands or claims, and not to institute any suit or take any other action on account of such infringements or imitations without obtaining the prior express written permission of MLBPA.

          (b) With respect to all claims and suits involving the Rights and/or the Trademarks, including suits in which Licensee is joined as a party, MLBPA shall have the sole right to employ counsel of its choosing and to direct the handling of the litigation and any settlement thereof. MLBPA shall be entitled to receive and retain all amounts awarded to MLBPA as damages, profits or otherwise in connection with such suits.

     13.  INDEMNIFICATION

          Licensee hereby agrees to defend, indemnify and hold harmless MLBPA, its members, officers, directors, employees and agents, from and against any and all claims, demands, causes of action and judgments ("Claims") arising out of or in connection with

          (a) Licensee's design, manufacture, distribution, shipment, advertising, promotion, offering for sale and/or sale of the Licensed Products and/or the Promotional and Packaging Material, including but not limited to any allegedly unauthorized use by Licensee of any trademark, copyright, patent, process, idea, method, device, logo, symbol, insignia, name, term or material other than those licensed herein, and

          (b) Licensee's use of any logos, symbols, insignias, names, terms or other material claimed to be the property of any Major League Baseball club(s) or any other entity affiliated directly or indirectly with any Major League Baseball club(s), and

          (c) Any alleged defect(s) of the Licensed Products. With respect to the foregoing indemnity, Licensee agrees to defend and hold MLBPA and its members harmless at no cost or expense to MLBPA whatsoever, including, but not limited to, attorneys' fees and court costs. Under no circumstances shall Licensee have the right to settle or otherwise compromise any claim without the prior written consent of MLBPA. MLBPA and its members shall have the right to defend themselves in any such action or proceeding with attorneys of MLBPA's selection.

     14.  INSURANCE

          Throughout the License Period and for three (3) years after expiration or termination of this Agreement, Licensee shall obtain and maintain at its own cost and expense from a qualified insurance company acceptable to MLBPA, or self-insurance as authorized by law, a standard comprehensive general liability insurance policy naming MLBPA and its members as an additional insured. Such policy shall provide protection against any claims, demands and causes of action arising out of: (a) any defect or failure to perform, alleged or otherwise, of the Licensed Products or, (b) any material used in connection with the Licensed Products; or (c) any advertising, sale or use of the Licensed Products. The amount of primary and secondary coverage shall be a minimum of Two Million Dollars ($2,000,000) for each single occurrence. The policy shall provide for twenty (20) days notice to MLBPA from the insurer in the event of any modification, cancellation or termination. The terms of such policy are subject to MLBPA's prior written approval and such approval shall not be withheld unreasonably. Licensee agrees to furnish MLBPA a certificate of insurance evidencing same and a copy of any relevant additional insured endorsement or satisfactory evidence of self-insurance within thirty (30) days after execution of this Agreement, and in no event shall Licensee manufacture, offer to sell, advertise, promote, ship and/or distribute the Licensed Products or Promotional and Packaging Material prior to receipt by MLBPA of such evidence of insurance and additional insured endorsement.

     15.  EXPLOITATION BY LICENSEE

          (a) Licensee agrees to commence distribution, shipment and sale of all of the Licensed Products in sufficient quantities to meet the reasonably anticipated demand therefor throughout the Licensed Territory within six (6) months after the Effective Date of this Agreement. In the event of Licensee's failure to comply with this requirement, in addition to all other remedies available to it, MLBPA shall have the option to terminate this Agreement upon mailing notice of such termination to Licensee.

          (b) Licensee agrees that during all License Periods of this Agreement, Licensee will continue to diligently and continuously distribute, ship and sell each of the Licensed Products throughout the Licensed Territory and that it will use its best efforts to make and maintain adequate arrangements for the distribution, shipment and sale necessary to meet the demand for all such Licensed Products throughout the Licensed Territory. Licensee further agrees to exercise all reasonable efforts to advertise and promote the Licensed Products at its own expense throughout the term of this Agreement as widely as practicable within the Licensed Territory, to the best advantage and enhancement of the Trademarks and the Rights.

          (c) Licensee will not discriminate against the Licensed Products by granting commissions/discounts to salesmen, dealers and/or distributors in favor of Licensee's other similar products.

     16.  PREMIUMS, PROMOTIONS AND SECONDS

          (a) Under no circumstances shall Licensee have any right to sell or otherwise utilize the Licensed Products as premiums or promotional items. MLBPA shall have and retain the sole and exclusive right to utilize or license third parties to utilize any of the rights granted herein in connection with any premium, giveaway, mail order, fund raising, promotional arrangement or fan club (collectively referred to as "Promotional Products"), which retained right may be exercised by MLBPA concurrently with the rights granted to Licensee hereunder.

          (b) Licensee agrees not to offer for sale, sell, ship, advertise, promote, distribute and/or use for any purpose whatsoever, and/or to permit any third party to offer for sale, sell, ship, advertise, promote, distribute and/or use for any purpose whatsoever, any Licensed Products and/or Promotional and Packaging Material relating to the Licensed Products which are damaged, defective, seconds or otherwise fail to meet the specifications and/or quality standards and/or trademark and copyright usage and notice requirements of this Agreement.

     17.  ASSIGNABILITY AND SUBLICENSING

          The license granted hereunder is and shall be personal to Licensee and shall not be assigned by any act of Licensee or by operation of law or otherwise encumbered. Licensee shall not have the Licensed Products or any portion thereof manufactured for Licensee by a third party unless Licensee first obtains the express written approval of MLBPA, and such manufacturer shall have signed an agreement in the form attached hereto as Schedule D. Licensee shall have no right to grant any sublicenses without MLBPA's prior express written approval. Any attempt on the part of Licensee to arrange for manufacture by a third party or to sublicense (except as provided herein), assign, encumber or alter its rights under this Agreement by operation of law or otherwise, including without limitation entry by Licensee into any joint venture arrangement or any material change in the ownership or key management of Licensee, without reasonable notice to and written approval by MLBPA shall result in the automatic termination of this Agreement, and all rights granted hereunder shall immediately revert to MLBPA.

     18.  TERMINATION

          (a)  MLBPA's Right of Termination.

               (i) Immediate Right of Termination. In addition to the automatic termination provisions and/or termination rights provided elsewhere in this Agreement, and notwithstanding any attempts by Licensee to cure defaults, MLBPA shall have the right immediately to terminate this Agreement by giving written notice to Licensee if Licensee does any of the following:

                    a. Manufactures, offers for sale, sells, advertises, promotes, ships, distributes and/or uses in any way any Licensed Product and/or Promotional and Packaging Material without having the prior written approval of MLBPA as provided for in this Agreement;

                    b. Continues to manufacture, offer for sale, sell, advertise, promote, ship, distribute and/or use in any way any Licensed Product and/or Promotional and Packaging Material after receipt of notice from MLBPA disapproving same;

                    c. Fails to carry on the Licensed Products or Promotional or Packaging Material the notices specified by MLBPA, as required herein;

                    d. Becomes subject to any voluntary or involuntary order of any governmental agency involving the recall of any of the Licensed Products and/or Promotion and Packaging Material because of safety, health or other hazards or risks to the public;

                    e. Directly or indirectly through its controlling shareholders or any of its officers, directors or employees, takes any action in connection with the manufacture, offering for sale, sale, advertising, promotion, shipment and/or distribution of the Licensed Products and/or the Promotional and Packaging Material which damages or reflects adversely upon MLBPA, the Rights and/or the Trademarks;

                    f. Breaches any of the provisions of this Agreement relating to the unauthorized assertion of rights in the Rights and/or the Trademarks;

                    g. Two or more times during a twelve-month period fails to make timely payment of royalties when due or fails to make timely submission of royalty statements when due;

                    h. Uses the Trademarks or the Rights for the purpose, in whole or in part, of promoting any service or product other than the Licensed Products without the express prior consent of MLBPA in writing; or

                    i. Fails to obtain or maintain insurance as required by the provisions of this Agreement.

               (ii) Curable Breaches by Licensee. If Licensee

                    a. commits a material breach of any other terms of this Agreement, or

                    b. files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or discontinues its business, or if a receiver is appointed for it or its business and is not discharged within thirty (30) days, and fails to cure such default and furnish reasonable proof of its cure to MLBPA within fifteen (15) days after receiving written notice of breach, MLBPA shall have the right to terminate this Agreement by giving written notice to Licensee.

          (b) Licensee's Right of Termination. If MLBPA commits a material breach of any of the terms of this Agreement and fails to cure such default and furnish reasonable proof of its cure to Licensee within fifteen (15) days after receiving written notice of breach, Licensee shall have the right to terminate this Agreement by giving written notice to MLBPA.

     19.  POST-TERMINATION AND EXPIRATION RIGHTS AND OBLIGATIONS

          (a) Except as provided in Section 19(c) below, upon termination of this Agreement, Licensee and its receivers, representatives, trustees, agents, administrators, successors and/or permitted assigns shall have no right to manufacture, offer for sale, sell, ship, advertise, promote and/or distribute Licensed Products or to use in any way the Rights, the Trademarks, or any Promotional and Packaging Material relating to the Licensed Products.

          (b) Upon expiration of this Agreement or termination by MLBPA, notwithstanding anything to the contrary herein, all royalties on sales, shipments and/or distributions theretofore made shall become immediately due and payable and no Guaranteed Minimum Royalty paid to MLBPA shall be refunded.

          (c) Upon expiration of this Agreement, or upon termination of this Agreement for any reason except those set forth in Section 17 or Section 18(a) above, subject to the requirements of this Agreement with respect to payment and reporting of royalties, for a period of sixty (60) days, Licensee may dispose of all finished Licensed Products which are on hand upon the expiration of the License Period then in effect, provided that the royalties with respect to that period are paid and the appropriate statements are furnished for that period. During such sixty (60) day period, MLBPA itself may use or license the use of the Rights and/or the Trademarks in any manner at any time anywhere in the world as MLBPA sees fit.

          (d) Subject to Section 19(c) above, after the expiration or termination of this Agreement, Licensee shall refrain from further use of the Rights and/or the Trademarks or any further reference to them, either directly or indirectly, in connection with the manufacture, offering for sale, sale, advertising, promotion, shipment and/or distribution of Licensee's products. Licensee shall destroy all artwork, films, transparencies, separations, printing plates, molds and other materials which reproduce the Licensed Products and/or Promotional and Packaging Material relating to the Licensed Products, and shall give evidence satisfactory to MLBPA of their destruction. Licensee shall be responsible to MLBPA for any damages caused by the unauthorized use by Licensee or by others of all such materials which are not destroyed pursuant to this Agreement.

          (e) Licensee acknowledges that its failure to cease the manufacture, offering for sale, sale, advertising, promotion, shipment and/or distribution of the Licensed Products and/or use in any way of the Promotional and Packaging Material relating to the Licensed Products at the termination or expiration of this Agreement will result in immediate and irreparable damage to MLBPA and/or to the players and to the rights of other licensees of MLBPA. Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease such activities and Licensee agrees that in the event of such failure, in addition to all other remedies available to it hereunder, MLBPA at its sole option may commence an action in any court having jurisdiction or an arbitration proceeding, and shall be entitled to equitable relief by way of injunctive relief and such other relief as any arbitrator(s) or court with jurisdiction may deem just and proper.

     20.  FINAL STATEMENT UPON TERMINATION OR EXPIRATION

          Within thirty (30) days after termination or expiration of this Agreement, as the case may be, Licensee shall deliver to MLBPA a statement indicating the number and description of the finished Licensed Products which it had on hand as of the expiration or termination date. MLBPA shall have the option upon prior written notice to Licensee of conducting a physical inventory at the time of expiration or termination and/or at a later date in order to ascertain or verify such statement. In the event that Licensee refuses to permit MLBPA to conduct such physical inventory, Licensee shall forfeit any rights hereunder to dispose of such inventory. In addition to such forfeiture, MLBPA shall have recourse to all other remedies available to it.

     21.  NOTICES

          All notices or other communications required or desired to be sent to either party shall be in writing and sent by Registered or Certified Mail, postage prepaid, return receipt requested, or by facsimile or telegram, charges prepaid. Such notices, including facsimile or telegram, shall be effective on the date sent, provided that any notice sent by facsimile also shall be sent by regular mail. The addresses for MLBPA and Licensee shall be as set forth on Schedule B. Either party may change its address by notice in writing to the other party.

     22.  RELATIONSHIP OF THE PARTIES

          This Agreement does not create a partnership or joint venture between the parties and neither party shall have any power to obligate or bind the other in any manner whatsoever.

     23.  APPLICABLE LAW

          This Agreement is made within the State of New York and shall be construed in accordance with the laws of the United States and the State of New York. Licensee hereby expressly waives any right to the benefits of remedial legislation, if any, of Licensee's home state.

     24.  REMEDIES

          (a) Except as otherwise provided herein, any dispute or disagreement between the parties hereto arising out of or relating to this Agreement shall be settled by final and binding arbitration, in New York City, under the Commercial Arbitration Rules then obtaining of the American Arbitration Association. The parties hereto expressly stipulate that the arbitrator(s) shall have full subpoena power and full powers to fashion appropriate remedies, including without limitation the power to grant equitable and/or injunctive and/or declaratory relief. Judgment upon the award may be entered in any court having jurisdiction.

          (b) Licensee recognizes the unique nature of the Rights and the Trademarks, and the possibility that breaches of this Agreement by Licensee may require preliminary or extraordinary relief beyond that available in arbitration, and the possibility that breaches of this Agreement may involve third parties or witnesses or issues which are beyond the practical jurisdiction of arbitrators. Accordingly, notwithstanding the provisions of paragraph 23(a), MLBPA (but not Licensee) may, at its sole and exclusive option, elect as an alternative to arbitration to commence an action or proceeding in any court of competent jurisdiction to enforce this Agreement or protect the Rights and the Trademarks. MLBPA may also require the termination of a previously-commenced arbitration proceeding so as to permit a dispute between the parties to be resolved in an action or proceeding in a court of competent jurisdiction, so long as MLBPA has theretofore not waived its right to do so by taking substantial steps to prosecute or defend the arbitration proceeding.

     25.  CAPTIONS

          The captions used in connection with the paragraphs and subparagraphs of this Agreement are inserted only for purpose of reference. Such captions shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof, nor shall such captions otherwise be given any legal effect.

     26.  CONFIDENTIALITY

          Other than as may be required by any applicable law, governmental order or regulation or by order or decree of any court of competent jurisdiction, Licensee shall not publicly divulge or announce, or in any manner disclose to any third party, any of the specific terms and conditions of this Agreement, including without limitation amounts payable hereunder. MLBPA acknowledges that all of the information relating to the creation, authorship, production, manufacturing, advertising, marketing, sale and distribution of the Licensed Products by Licensee which Licensee is, or may be, required to provide to MLBPA under the terms and conditions of this Agreement and which is not publicly disclosed by Licensee is confidential commercial information, which is provided to MLBPA only to effectuate the purposes of this Agreement. MLBPA shall maintain such information on a need to know basis only and may not disclose any such information to any third party without Licensee's express written consent.

     27.  WAIVER

          (a) No waiver by either party of a breach or a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of a like or similar nature.

          (b) Resort by either party to any remedies referred to in this Agreement or arising by reason of a breach of this Agreement by the other party shall not be construed as a waiver by such party of its right to resort to any and all other legal and equitable remedies available to it.

     28.  SURVIVAL OF THE RIGHTS

          Any rights and obligations created by this Agreement and which by necessary implication continue after its expiration or termination shall survive such expiration or termination.

     29.  SEVERABILITY

          In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

     30.  INTEGRATION

          This Agreement represents the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, understandings or agreements, oral or written, between the parties with respect to the subject matter hereof. This Agreement cannot be modified except by a written instrument signed by the parties hereto.

          By their execution below, the parties hereto have agreed to all of the terms and conditions of this Agreement.


MAJOR LEAGUE BASEBALL                        ULTIMATE SPORTS ENTERTAINMENT, INC.
PLAYERS ASSOCIATION


By: /s/ Judy Heeter                          By: /s/ Frederick R. Licht

Date: 5/14/01                                Date: 05/09/01

                                   SCHEDULE A

TRADEMARKS

     MLBPA

     Major League Baseball Players Association

     MLBPA logo

     MLB Players Choice logo

THE RIGHTS

     The names, nicknames, numbers, likenesses, signatures, pictures, playing records and/or biographical data of all active baseball players of the National League and the American League who have entered into a Commercial Authorization Agreement with the MLBPA.

                    [Material marked with an asterisk has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.]


                                   SCHEDULE B

LICENSED PRODUCTS

Comic books, measuring no smaller than six by ten inches (6" X 10") and not larger than nine by twelve inches (9" X 12"), featuring animated cartoon super-heroes based on Major League baseball players.

LICENSE PERIOD

First License Period: January 1, 2000 - December 31, 2000 Second License Period (if renewed): January 1, 2001 - December 31, 2001 Third License Period (if renewed): January 1, 2002 - December 31, 2002

LICENSED TERRITORY

United States, its territories and possessions, and Canada.

ADDITIONAL CONDITIONS

The International Addendum attached hereto and incorporated herein shall apply to all sales of Licensed Products outside of the United States.

Licensee understands and agrees that during each License Period of the Agreement it will market at least four (4) different comic books produced during that License Period together as a group, so that no one (1) comic book or group of Major League baseball players featured in any comic book shall receive greater prominence or exposure than any other comic book or the Major League baseball players featured in any other comic book(s) produced during that License Period.

Licensee understands and agrees that all content and graphics contained in the Licensed Products or utilized in connection with the Licensed Products will be solely of a "positive and wholesome" nature and convey messages and ideas appropriate for children and positive in character. The parameters of what is "positive and wholesome" shall be determined by MLBPA in consultation with Licensee, but MLBPA shall be the final arbiter in this regard.

MLBPA, if it so chooses, will have the opportunity to promote itself, its players, charities, web sites, and/or events with a full page in each issue of the comic books at no charge to MLBPA.

In addition to the other financial obligations to MLBPA outlined herein, Licensee must pay MLBPA an annual fee of * ($*) for the right to produce the Licensed Product for up to five (5) in-stadium promotional giveaways at Major League Baseball stadiums ("Promotions") per year. Any additional Promotions will require a payment of * Dollars ($*) per Promotion by Licensee to MLBPA.

To the extent practicable, Licensee agrees to print the following notice on packaging and promotional materials for the Licensed Products: "Visit www.bigleaguers.com, the players choice on the web."

In the event Licensee desires to utilize a web site in connection with the Licensed Product, such utilization shall be subject to prior written approval of MLBPA. Any revenues received by Licensee in connection with the Licensed Products on the web site shall be treated as "Net Sales" and subject to a royalty pursuant to this Agreement.

ACTUAL ROYALTY
* Percent (*%)

GUARANTEED MINIMUM ROYALTY
First License Period: * Dollars ($*) to be paid upon execution of this Agreement.

Second License Period: * Dollars ($*) to be paid as follows:
     $* upon execution of this agreement;
     $* on or before April 15, 2001;
     $* on or before July 15, 2001;
     $* on or before October 15, 2001.

                    [Material marked with an asterisk has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.]

Third License Period (if renewed): * Dollars ($*) to be paid as follows:
     $* on or before January 15, 2002;
     $* on or before April 15, 2002;
     $* on or before July 15, 2002;
     $* on or before October 15, 2002.

ADDRESSES FOR NOTICES

     Major League Baseball Players           Ultimate Sports Entertainment, Inc.
     Association                             2444 Wilshire Blvd., Suite 414
     12 East 49th Street                     Santa Monica, CA  90403
     New York, NY  10017                     Attention: Rick Licht
     Attention: Judy Heeter

Acknowledged and Approved:

MAJOR LEAGUE BASEBALL                        ULTIMATE SPORTS ENTERTAINMENT, INC.
PLAYERS ASSOCIATION

By: /s/ Judy Heeter                          By: /s/ Frederick R. Licht

Date: 5/14/01                                Date: 5/09/01

                                   SCHEDULE C

Royalty Report for: Major League Baseball Players Association
12 East 49th Street
New York, NY  10017

Licensee:                                         Date:
         ---------------------------                   ----------------------


         ---------------------------                   ----------------------

                               WHOLESALE              GROSS     RETURN     RETURN       NET      RLTY     RLTY
SKU     ITEM     PLAYER(S)     PRICE/UNIT     QTY     PRICE     UNITS      DOLLARS     SALES     RATE     DUE






We had no sales for the period                 TOTAL ROYALTIES DUE:    _________
but our product is scheduled                   LESS GUARANTEED
to start shipping:___________________          ROYALTIES PAID TO DATE: _________
                     {Date}
                                               AMOUNT DUE:             _________


THIS ROYALTY REPORT WAS CERTIFIED BY:
                                     ----------------------------
                                              {Signature}

                                     ----------------------------
                                                {Title}

                                   SCHEDULE D

                            MANUFACTURER'S AGREEMENT

Licensee:           Ultimate Sports Entertainment, Inc.

Licensed Territory: United States, its territories and possessions, and Canada.

Licensed  Products: Comic books, measuring no smaller than six by ten inches (6"
                    X 10") and not larger than nine by twelve inches (9" X 12"), featuring animated cartoon super-heroes based on Major League baseball players.

     The undersigned understands that the Major League Baseball Players Association ("MLBPA") has authorized the above-named Licensee to manufacture the above-named Licensed Products utilizing certain names, logos, symbols, likenesses, signatures and pictures which are the property of MLBPA ("the Rights"). In order to induce MLBPA to consent to the manufacture of the Licensed Products by the undersigned, the undersigned agrees that it will not manufacture the Licensed Products for anyone but the Licensee; that it will not sell the Licensed Products to anyone but the Licensee; that it will not knowingly manufacture the Licensed Products for distribution in any territory other than the above-named Licensed Territory; that it will not (unless MLBPA otherwise consents in advance in writing) manufacture any other merchandise utilizing any aspect of the Rights; that it will permit such representatives as MLBPA may from time to time designate to inspect the activities of the undersigned with relation to its manufacture of the Licensed Products; and that whenever the Licensee ceases to require the undersigned to manufacture the Licensed Products, the undersigned will return to the Licensee or to MLBPA any molds, plates, engravings, or other devices used to reproduce any of the Rights, or at the direction of MLBPA or Licensee will give satisfactory evidence of the destruction thereof. MLBPA shall be entitled to invoke any remedy permitted by law for violation of this agreement by the undersigned.


                                       [Name of Manufacturer]:



                                       By:
                                          ------------------------------

                                       Title:
                                             ---------------------------

                             INTERNATIONAL ADDENDUM

     1. With respect to sales in any portion of the Licensed Territory outside the United States, Licensee shall deliver its royalty statements and make payments to MLBPA as required by Section 4 on the thirtieth (30th) day following the end of each calendar month during which such royalties accrued and on the thirtieth (30th) day of the month following termination or expiration of this Agreement.

     2. In calculating "Net Sales" with respect to sales in any portion of the Licensed Territory outside the United States, there shall be no deduction made in connection with the transfer of funds or royalties or with the conversion of any currency into United States dollars.

     3. If any tax is imposed on MLBPA by any foreign country with respect to any amount payable to MLBPA, Licensee shall compute and pay the amount due to MLBPA pursuant to this Agreement on the basis of the gross amount involved before the deduction of any taxes. If Licensee is required to withhold from any payment due to MLBPA an amount representing taxes imposed on MLBPA pursuant to the laws of any foreign country, Licensee shall nevertheless have the obligation to make up the amount of said tax in making its payment to MLBPA hereunder.

     4. With respect to any countries in the Licensed Territory outside the United States, the statements provided to MLBPA pursuant to this Agreement shall be broken down by countries and all Net Sales shall be stated in U.S. currency provided Licensee furnishes representations and documentation that all international transactions are invoiced in U.S. dollars. If Licensee cannot provide MLBPA with the representation and documentation referenced above, then all Net Sales shall be stated in the currency of the country where they were made, followed by the equivalent amount for such Net Sales in United States currency, followed by the exchange rate applied. The rate of exchange shall be the actual rate of exchange prevailing on the last day of the month prior to the date on which payment is due to MLBPA. The parties agree to cooperate in facilitating the exportation of royalties by legal means from any country which imposes currency or other restrictions upon the payment of royalties; provided, however, that upon the request of MLBPA, Licensee agrees to deposit the full amount, or any portion, of any and all amounts due MLBPA, in United States or foreign currency, in an account within such country for the benefit of MLBPA as instructed by MLBPA. If several currencies are involved in any reporting category, that category shall be broken down by each such currency.

     5. With respect to those countries which require applications to register Licensee as a Permitted User or Registered User of a trademark or trademarks used on or in connection with the rights granted under this Agreement, or which require the recordation of this Agreement, Licensee agrees to execute and deliver to MLBPA such applications, agreements, or other documents as may be necessary and as are furnished by MLBPA for such purposes. In the event such agreements are entered into between MLBPA and Licensee, this Agreement rather than such agreements will govern any disputes between MLBPA and Licensee and in the event that this Agreement is terminated for any reason, any such Registered User or Permitted User agreements also shall be deemed to be terminated.

     6. It shall be Licensee's sole responsibility at its expense to obtain all approvals of any foreign authorities which may be necessary in connection with Licensee's performance under this Agreement in such portion(s) of the Licensed Territory. Licensee shall take whatever steps may be reasonably required to effect the remission of funds from abroad; to minimize or eliminate the incidence of foreign taxes, fees, or assessments which may be imposed; to protect its investments in foreign territories, to enable it to commence or continue doing business in any foreign territory; and to comply in any and all respects with all applicable laws and regulations.

MAJOR LEAGUE BASEBALL                        ULTIMATE SPORTS ENTERTAINMENT, INC.
 PLAYERS ASSOCIATION

By: /s/ Judy Heeter                          By: /s/ Frederick R. Licht

Date: 5/14/01                                Date: 05/09/01